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ASHFORD
First Quarter 2021 Conference Call
May 6, 2021
11 a.m. CT

Introductory Comments – Jordan Jennings
Good day everyone and welcome to today’s conference call to review results for Ashford for the first quarter of 2021 and to update you on recent developments. On the call today will be: Jeremy Welter, President and Chief Operating Officer, Deric Eubanks, Chief Financial Officer, and Eric Batis, Managing Director and Senior Vice President of Portfolio Management. The results as well as notice of the accessibility of this conference call on a listen-only basis over the Internet were distributed yesterday in a press release.
At this time, let me remind you that certain statements and assumptions in this conference call contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Such forward-looking statements are subject to numerous assumptions, uncertainties and known or unknown risks, which could cause actual results to differ materially from those anticipated. These factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements included in this conference call are only made as of the date of this call and the Company is not obligated to publicly update or revise them.
In addition, certain terms used in this call are non-GAAP financial measures, reconciliations of which are provided in the Company’s earnings release and accompanying tables or schedules, which have been filed on Form 8-K with the SEC on May 5, 2021, and may also be accessed through the Company’s website at www.ashfordinc.com. Each listener is encouraged to review those reconciliations provided in the earnings release together with all other information provided in the release. Also, unless otherwise stated, all reported results discussed in this call compare the first quarter of 2021 with the first quarter of 2020.
I will now turn the call over to Jeremy.
Introduction – Jeremy Welter
Good morning, and welcome to our call to discuss our financial results for the first quarter of 2021. I will begin by discussing Ashford’s operations and strategy. Deric will then review our financial results for the quarter, and then Eric will provide an update regarding our Products and Services businesses. After that, we will open it up for Q&A.
I want to begin by thanking our associates for their relentless hard work during this unprecedented time. I can’t tell you how proud I am of our executive leadership team as well as our associates throughout the country. It has been a long year for those of us in the hospitality

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industry. But we are now seeing demand come back and the recovery is here. As we look forward, I’m extremely optimistic about the future of our company.
The key themes we are going to highlight today are:
•We stabilized Ashford Trust and secured ample liquidity for that platform with years of runway, while the Braemar portfolio has already gotten back to cash flow positive at the corporate level;
•We are already seeing strong results in our third party growth initiative;
•We are ramping up our efforts at Ashford Securities; and
•We have a comprehensive asset light business that is unique in the hospitality industry and well-positioned for growth going forward.
We believe the continued positive news around vaccine developments and distribution has created optimism for our industry, and we are starting to see positive trends in our operating results.
Ashford advises two publicly-traded REIT platforms, Ashford Trust and Braemar, which together owned 115 hotels with approximately 26,000 rooms and approximately $7.3 billion of gross assets as of March 31, 2021. Braemar is currently benefiting from its focus on the luxury segment and specifically its luxury resorts, which have been the first properties to recover. During the quarter, Ashford Trust completed a $450 million strategic corporate financing that provides multiple years of liquidity. Both REIT platforms now have ample liquidity. Looking forward, with both REITs stabilized and performing well, we believe both are well-positioned for the recovery of the hotel industry, and we remain focused on their future strategic objectives.
Remington and Premier continue to execute on their long-term growth strategies. Both companies are benefiting from the improved demand trends we are seeing at our hotels, and we continue to believe that these two businesses are well-positioned to achieve growth with their third-party business initiatives. Both Remington and Premier have solid reputations, and neither has historically focused on third-party business. We are still in the early stages of this effort, but we have already seen strong momentum, with Remington signing 7 new hotel management contracts with third-party hotel owners, and Premier signing 15 new third-party contracts. Looking ahead, we are extremely excited about the long-term opportunity for third-party growth at both Remington and Premier.
We formed Ashford Securities in 2019 to be a dedicated platform to raise retail capital through financial intermediaries and the broker-dealer channel in order to grow our existing and future platforms. Our goal for Ashford Securities is to provide the market with highly differentiated alternative investment products. Types of capital raised may include, but are not limited to, non-traded preferred equity, non-traded convertible preferred equity, and non-traded REIT common equity for future platforms. Ashford Securities is ramping up nicely, and we anticipate beginning fundraising sometime this year. We are excited to pursue a fresh source of capital that will help us grow all our platforms over the long term, all with the goal of increasing shareholder value.

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One of the businesses where we are seeing strong growth is RED Hospitality. RED Hospitality & Leisure is a leading provider of watersports activities and other travel and transportation services in the US Virgin Islands and in Key West, Florida. RED had a very strong quarter, driven by strong leisure demand in its markets. RED anticipates that these markets will continue their strong performance in the coming months.
Additionally, the products offered by OpenKey and Pure Wellness continue to thrive in this environment. As the hotel industry strives to implement measures to provide a clean and safe environment, many hotels and guests are seeking automatic check-ins, allowing them to bypass the front desk with keyless entry and secure digital key capabilities. The industry is also seeking enhanced sanitation and air purification standards within the guest rooms. We believe the benefits that OpenKey and Pure Wellness offer will position them well to achieve accelerated adoption and growth of hotels nationwide.
Looking ahead, we believe we have a superior strategy and structure that is unique within the hospitality space. We are starting to see the recovery in our industry and are also seeing investment opportunities at very attractive unlevered returns that we did not see pre-pandemic. There are four ways our business can grow from here – the recovery of the hospitality industry and higher hotel revenues, an increase in our assets under management, growth of our third party business and the acquisition or incubation of additional businesses. For investors seeking exposure to an industry significantly impacted by the pandemic we believe Ashford is an attractive option. In fact, in the coming weeks we plan to publish an investor presentation that outlines the growth prospects we see for our businesses over the coming years. We believe the growth story for Ashford is compelling and look forward to sharing our perspective with investors.
I will now turn the call over to Deric.
Financial Review – Deric Eubanks
Thanks, Jeremy.
Net loss attributable to common stockholders for the first quarter was $17.1 million.
Adjusted EBITDA for the first quarter was $5.5 million, and adjusted net income for the first quarter was $4.8 million. Adjusted net income per share for the first quarter was $0.65.
In terms of financial results for our portfolio of companies, I’ll provide some highlights and then Eric will discuss more details.
During the quarter, Ashford Trust completed a $450 million strategic corporate financing drawing $200 million. Ashford Trust has also continued to make significant progress in converting its preferred stock into common stock and has exchanged approximately 13.0 million shares of its preferred stock, representing approximately 58% of the share count prior to the exchanges, into approximately 85.0 million shares of common stock. Also, during the first quarter and subsequent to the end of the quarter, Ashford Trust raised approximately $89.0

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million from the sale of shares of its common stock. Braemar also raised equity capital of approximately $26.4 million from the sale of shares of its common stock during the first quarter and subsequent to the end of the quarter. Braemar has also exchanged some of its preferred stock for common stock. To date, Braemar has exchanged approximately 1.2 million shares of its preferred stock, representing approximately 19% of the share count prior to the exchanges, into approximately 4.5 million shares of common stock. These capital raises and exchanges have helped shore up both REITs’ liquidity and lowered their leverage.
Lismore recorded revenue of $4.3 million in the quarter related to its agreements with Ashford Trust and Braemar to seek modifications and forbearance for the REITs’ debt. This forbearance effort is mostly completed, but Lismore will continue to record this revenue over the remaining term of the agreement, which expires in April of 2022.
Remington realized hotel management fee revenue of $4.5 million in the quarter, Net Loss Attributable to the Company of $2.2 million, and Adjusted EBITDA of $1.5 million.
For the first quarter, Premier had project management fee revenue of $1.5 million, Net Loss Attributable to the Company of $2.4 million, and Adjusted EBITDA of negative $0.1 million.
OpenKey finished the quarter with 236 hotels under contract. This growth was driven by a significant shift in guest preferences with utilization of digital keys increasing by 118% in the first quarter over the prior-year quarter, with the majority of guests from January through March opting to use a digital key when offered.
Financial results for JSAV for the first quarter included revenue of $3.6 million, Net Income Attributable to the Company of $0.3 million, and Adjusted EBITDA of negative $1.4 million.
As of March 31, 2021, we had 7.3 million fully diluted shares of common stock and units, which included 4.2 million common shares associated with our Series D convertible preferred stock. We had 2.7 million common shares issued and outstanding, 0.2 million common shares earmarked for issuance under our deferred compensation plan, and the balance relates to some restricted stock.
I will now turn the call over to Eric.
Products & Services - Eric Batis
Thank you, Deric.
We are excited to give an update on our Products & Services businesses and their impressive start to the year. There are many positive takeaways from the first quarter including record performances, third-party business generation from new sales personnel, and penetration into new markets with massive opportunity.
We will spend most of our time talking about the quarter as a whole, but it is worth noting the momentum we are experiencing within the quarter itself. Cumulative March revenue was over

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40% higher than the average of January and February. The momentum is palpable, and growing each week.
Associates across our platforms continue to do an incredible job, and the first quarter provided a jumpstart to the significant recovery we expect in 2021. Our focus has been shifted to growth mode as our businesses aggressively pursue new business and hire on a daily basis to support increasing demand.
As a reminder, our core strategy is to invest in market-leading businesses with talented management teams and growth opportunities supported by attractive macro dynamics. Through a multi-pronged approach, we aim to accelerate growth and create shareholder value through rigorous industry research, the implementation of best operating practices, and the execution of bolt-on acquisitions. We are also able to utilize our extensive relationships and refer these businesses to our advised REITs, ensuring their hotels receive world-class service with attractive pricing.
The first business I’d like to discuss is RED Hospitality & Leisure, a leading provider of watersports activities and other travel services in the U.S. Virgin Islands and Key West. RED had the best month in the history of the company in March in terms of revenue and EBITDA. With expectations for a strong second quarter as tourism activity in RED’s markets remains high, we would like to congratulate and thank CEO Chris Batchelor and his team for an amazing start to the year. RED has an exciting future with several near-term organic and inorganic growth initiatives, and we look forward to keeping you updated on their progress.
Another business that continues to grow is OpenKey, which provides Bluetooth-enabled lock upgrade modules. These modules are added to existing locks at a fraction of the cost of replacing an entire lock system, saving their clients money while satisfying guest demand for a contactless check-in experience. While OpenKey’s operating metrics continue to be strong, we also have some major developments to announce. As we mentioned on our last call, OpenKey signed a Master Services Agreement with a major hotel brand in the fourth quarter. This agreement makes OpenKey the preferred provider of mobile roomkey hardware and services for the brand’s more than 9,000 properties worldwide. The agreement is in the pilot phase, and we look forward to being able to provide more details on this MSA in future quarters. The second major announcement is that OpenKey also recently signed a Master Services Agreement with Four Seasons Hotels & Resorts to be their preferred provider of mobile roomkey services. Four Seasons is one of the most well-known luxury hotel brands worldwide. We are excited about these recent developments at OpenKey and look forward to sharing more details in future quarters.
Remington is a dynamic hotel management company, providing best-in-class service and expertise to hotels across the country. Hotel operations continue to ramp and to satisfy demand, Remington has re-hired nearly half of its previously furloughed employees with more than 375 current job openings. CEO Sloan Dean and his team were awarded two verbal and one signed third-party management agreement in the first quarter, two of which are expected to begin soon. We expect a robust 2021 recovery for Remington as they focus on adding new third-party contracts to their roster of 79 hotels across 15 brands and 23 states and Washington, D.C.

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Premier provides comprehensive and cost-effective design, development, architecture, procurement, and project management services. The company continues to add staff in order to support its growth efforts, including the addition of two new sales leaders in January. Premier is doing a fantastic job with its recent initiative to penetrate the large and growing multi-family market, which meaningfully expands the scope of opportunities available to it in addition to its hotel project management business. Premier’s 2021 has been highlighted by one new multi-family contract and three new hospitality contracts, totaling $2.3 million of fees. With its two new sales leaders and a focus on penetrating the large multi-family market, we anticipate strong performance from Premier as capital investment rebounds.
JSAV is a leading single-source solution for meeting and event needs with an integrated suite of audio visual services, including show and event services, hospitality services, creative services, and design and integration. CEO Chuck Bauman and his team have done a tremendous job navigating a difficult year. In response to slower business travel over the last year, JSAV proactively shifted its focus to virtual meetings and successfully established numerous virtual showrooms around the country. These virtual events are augmenting an already growing pipeline, as JSAV aggressively pursues in-house hotel AV contracts alongside these virtual meetings. The month of March generated $1.5 million of revenue, which is more than a 60% increase over the previous 11-month average. JSAV was verbally awarded two new contracts, and we expect momentum to continue with group business travel picking up.
Pure Wellness provides wellness applications designed to eliminate viruses, bacteria and other contaminants within guest rooms, offices, and public spaces. Pure’s first quarter is highlighted by 13 new contracts added to its recently launched Pure Office technology. This technology uses advanced surface protection and purified air to eliminate 99.99% of contaminants. Employees are increasingly returning to their offices, and Pure Office will give employers and employees alike comfort in returning to a safe and healthy workplace.
Lastly, I’d like to discuss Ashford Securities, our retail capital-raising platform. Jay Steigerwald and his team continue to build out the organization with first-quarter hires of two National Account executives, as well as senior operations and compliance personnel. Ashford Securities is continuing to make progress on Braemar’s non-traded perpetual preferred security, and recently updated the offering documents through an amended S-3 filing. The company launched its broker/dealer sign-up effort in April, and expects sales efforts to continue ramping through the second quarter. We continue to believe there is a substantial opportunity for Ashford Securities to offer differentiated product structures and strategies to retail investors. In short, we’re excited to pursue a fresh source of retail capital that will help us grow all our platforms over the long term, with the goal of increasing shareholder value.
That concludes our prepared remarks, and we will now open up the call for Q&A.
Operator to end call after Q&A – do not go back to management.